Exhibit 5.0

LAW OFFICES

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

11TH FLOOR

734 15TH STREET, N.W.

WASHINGTON, D.C. 20005

TELEPHONE: (202) 347-0300

FACSIMILE: (202) 347-2172

WWW.EMTH.COM

April 12, 2011

VIA EDGAR

Board of Directors

State Investors Bancorp, Inc.

1041 Veterans Boulevard

Metairie, Louisiana 70005

Gentlemen:

We have acted as special counsel to State Investors Bancorp, Inc., a Louisiana corporation (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the “Registration Statement”), relating to the issuance of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), in connection with the Plan of Conversion (the “Plan of Conversion”) of State-Investors Bank (the “Bank”).

In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Boards of Directors of the Company and the Bank, the Plan of Conversion, and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations and the laws of the State of Louisiana, in each case as in effect on the date hereof.

Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock, when issued in accordance with the terms of the Plan of Conversion, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the references to this firm under the headings “The Conversion and Offering –

Board of Directors

State Investors Bancorp, Inc.

April 12, 2011

Material Federal and Louisiana Income Tax Consequences of the Conversion” and “Legal and Tax Matters” in the Prospectus contained in the Registration Statement.

Very truly yours, ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By:	/s/ Eric M. Marion
Eric M. Marion, a Partner